Exhibit 21.1

List of Subsidiaries

Participation of Petróleos Mexicanos in the Capital Stock of Related Companies

Petróleos Mexicanos

Company	% of Participation	Parent	Jurisdiction of Incorporation

P.M.I. Comercio Internacional, S.A. de C.V.	98.33	Petróleos Mexicanos	Mexico

P.M.I. Holdings B.V.	100.00	Petróleos Mexicanos	Netherlands

P.M.I. Holdings, Petróleos España, S.L.	100.00	Petróleos Mexicanos	Redomiciled in Spain

Holdings Holanda Services, B.V.	100.00	Petróleos Mexicanos	Netherlands

Pemex Desarrollo e Inversión Inmobiliaria, S.A. de C.V.	99.99999 0.00001	Petróleos Mexicanos I.I.I. Servicios, S.A. de C.V.	Mexico

I.I.I. Servicios, S.A. de C.V.	99.982	Pemex Desarrollo e Inversión Inmobiliaria, S.A. de C.V.	Mexico

	0.018	Petróleos Mexicanos

Pemex Procurement International, Inc.	100.00	Petróleos Mexicanos	United States

Kot Insurance Company, A.G.	100.00	Petróleos Mexicanos	Redomiciled in Switzerland

PMX Energy Partners, S.A. de C.V.	99.00 1.00	Petróleos Mexicanos Pemex Logistics	Mexico

Pemex Finance Limited	100.00	Petróleos Mexicanos	Cayman Islands

Pemex Exploration and Production

Company	% of Participation	Parent	Jurisdiction of Incorporation

Compañía Mexicana de Exploraciones, S.A. de C.V.	60.00	Pemex Exploration and Production	Mexico

PEP Marine DAC	100.00	Pemex Exploration and Production	Ireland

P.M.I. Campos Maduros SANMA, S. de R.L. de C.V.	51.01 48.99	PEP Marine DAC Pemex Exploration and Production	Mexico

Pemex Industrial Transformation

Company	% of Participation	Parent	Jurisdiction of Incorporation

Mex Gas Internacional, S.L. (Holding)	100.00	Pemex Industrial Transformation	Redomiciled in Spain

Mex Gas Supply, S.L.	100.00	Mex Gas Internacional, S.L.	Redomiciled in Spain

MGI Asistencia Integral, S. de R. L. de C.V.	99.9997 0.0003	Mex Gas Internacional, S.L. MGC México, S.A. de C.V.	Mexico

MGI Enterprises US LLC	100.00	Mex Gas Internacional, S.L.	United States

Pasco Terminals, Inc.	99.00 1.00	MGI Enterprises US LLC Mex Gas Internacional, S.L.	United States

Terrenos para Industrias, S.A.	100.00	Pemex Industrial Transformation	Mexico

MGC México, S.A. de C.V.	99.9998 0.0002	Mex Gas Internacional, S.L. MGI Asistencia Integral, S. de R.L. de C.V.	Mexico

P.M.I. Petroquímica, S.A. de C.V.	50.00	Pemex Industrial Transformation	Mexico

	50.00	P.M.I. Comercio Internacional, S.A. de C.V.

PMX Cogeneración Internacional, S.A.P.I. de C.V.	99.999997 0.000003	Mex Gas Internacional, S.L. MGI Asistencia Integral, S. de R. L. de C.V.	Spain

PMX Cogeneración, S.A.P.I. de C.V.	99.9998	PMX Cogeneración Internacional, S.A.P.I. de C.V.	Mexico

	0.0002	Mex Gas Internacional, S.L.

MGI Midstream, S. de R. L. de C.V.	84.14 15.86	Mex Gas Internacional, S.L. Mex Gas Supply, S.L.	Mexico

PMI Azufre Industrial, S.A. de C.V.	99.0171 0.9829	Mex Gas Internacional, S.L MGI Asistencia Integral, S. de R. L. de C.V.	Mexico

PPQ Cadena Productiva, S.L.	100	Pemex Industrial Transformation	Spain

Company	% of Participation	Parent	Jurisdiction of Incorporation

PTI Infraestructura de Desarrollo, S.A. de C.V.	99.999998	Pemex Industrial Transformation .	Mexico

	0.000002	MGI Midstream, S. de R. L. de C.V.

Pemex Logistics

Company	% of Participation	Parent	Jurisdiction of Incorporation

P.M.I. Servicios Portuarios Transoceánico, S.A. de C.V.	99.00 1.00	Pemex Logistics I.I.I. Servicios, S.A. de C.V.	Mexico

Pemex Fertilizers

Company	% of Participation	Parent	Jurisdiction of Incorporation

PMX Fertilizantes Holding, S.A. de C.V.	99.99999998 0.00000002	Pemex Fertilizers Pemex Industrial Transformation	Mexico

PMX Fertilizantes Pacífico, S.A. de C.V.	57.04 42.96	Pemex Fertilizers PMX Fertilizantes Holding, S.A. de C.V.	Mexico

Pro-Agroindustria, S.A. de C.V.	99.37	PMX Fertilizantes Pacífico, S.A. de C.V.	Mexico

	0.63	PMX Fertilizantes Holding, S.A. de C.V.

Grupo Fertinal, S.A. de C.V.	99.99999999	PMX Fertilizantes Pacífico, S.A. de C.V.	Mexico

	0.00000001	PMX Fertilizantes Holding, S.A. de C.V.

Agroindustrias del Balsas, S.A. de C.V.	99.01	Grupo Fertinal, S.A. de C.V.	Mexico

	0.99	Productora y Comercializadora de Fertilizantes, S.A. de C.V.

Dinámica Industrial Balsas, S.A. de C.V.	99.9999 0.0001	Grupo Fertinal, S.A. de C.V. Agroindustrias del Balsas, S.A. de C.V.	Mexico

Materias Primas, Inmuebles y Transportes de México, S.A. de C.V.	99.9999999 0.0000001	Grupo Fertinal, S.A. de C.V. Agroindustrias del Balsas, S.A. de C.V.	Mexico

Roca Fosfórica Mexicana II, S.A. de C.V.	99.99999995 0.00000005	Grupo Fertinal, S.A. de C.V. Agroindustrias del Balsas, S.A. de C.V.	Mexico

Minera Rofomex, S.A. de C.V.	99.99392	Grupo Fertinal, S.A. de C.V.	Mexico

	0.00607	Roca Fosfórica Mexicana, S.A. de C.V.

	0.00001	Agroindustrias del Balsas, S.A. de C.V.

Roca Fosfórica Mexicana, S.A. de C.V.	99.99999997	Grupo Fertinal, S.A. de C.V.	Mexico

	0.00000003	Agroindustrias del Balsas, S.A. de C.V.

Sadcom del Centro, S.A. de C.V.	99.9999	Grupo Fertinal, S.A. de C.V.	Mexico

	0.0001	Agroindustrias del Balsas, S.A. de C.V.

Productora y Comercializadora de Fertilizantes, S.A. de C.V.	99.996	Sadcom del Centro, S.A. de C.V.	Mexico

	0.004	Grupo Fertinal, S.A. de C.V.

Other Subsidiary Companies

Company	% of Participation	Parent	Jurisdiction of Incorporation

P.M.I. Services North America, Inc.	40.98	P.M.I. Holdings, Petróleos España, S.L.	United States

	59.02	P.M.I. Norteamérica, S.A. de C.V.

Hijos de J. Barreras, S.A.	51.00	P.M.I. Holdings B.V.	Spain

P.M.I. Trading DAC	51.49	P.M.I. Norteamérica, S.A. de C.V.	Ireland

	48.51	Petróleos Mexicanos

P.M.I. Trading México, S.A. de C.V.	99.00 1.00	P.M.I. Trading DAC P.M.I. Holdings Petróleos España, S.L.	México

P.M.I. Norteamérica, S.A. de C.V.	71.70	Holdings Holanda Services, B.V.	Mexico

	28.30	P.M.I. Holdings, Petróleos España, S.L.

P.M.I. Midstream del Centro, S.A. de C.V.	99.00	P.M.I. Norteamérica, S.A. de C.V.	Mexico

	1.00	P.M.I. Comercio Internacional, S.A. de C.V.

P.M.I. Ducto de Juárez, S. de R.L. de C.V.	99.998	P.M.I. Services North America, Inc.	Mexico

	0.002	P.M.I. Norteamérica, S.A. de C.V.